LIST OF SUBSIDIARIES OF RESORTQUEST INTERNATIONAL, INC.

SUBSIDIARY                                            STATE OF INCORPORATION
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Hotel Corporation of the Pacific, Inc.                 Hawaii
B & B On the Beach, Inc.                               North Carolina
Brindley & Brindley Realty and Development             North Carolina
Coastal Resorts Realty LLC                             Delaware
Coastal Resorts Management, Inc.                       Delaware
Collection of Fine Properties, Inc.                    Colorado
Ten Mile Holdings, Ltd.                                Colorado
Houston and O'Leary Company                            Colorado
Maui Condominium and Home Realty, Inc.                 Hawaii
The Maury People, Inc.                                 Massachusetts
Howey Acquisition, Inc.                                Florida
Realty Consultants, Inc.                               Florida
Resort Property Management                             Utah
Telluride Resort Accommodations, Inc.                  Colorado
Trupp-Hodnett Enterprises, Inc.                        Georgia
THE Management Company                                 Georgia
Whistler Chalets Holding, Corp. (Canadian)             British Columbia
First Resort Software, Inc.                            Colorado